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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                  ___________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              Weeks Realty, L.P.
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            (Exact Name of Registrant as Specified in Its Charter)

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
                  Georgia                                            58-2121388
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   (State of Incorporation or Organization)             (I.R.S. Employer Identification No.)

               4497 Park Drive
               Norcross, Georgia                                      30093
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   (Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section 12(b)      class of securities pursuant to Section 12(g)
of the Exchange Act and is effective upon          of the Exchange Act and is effective pursuant
filing pursuant to General Instruction A.(c),      to General Instruction A.(d), please check
please check the following box./X/                 the following box./_/
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Securities Act Registration file number to which this form relates: 333-50871

Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of Each Exchange on
     Title of Each Class to                 Which Each Class is to
        be so Registered                        be Registered
---------------------------------     ----------------------------------

 7 3/8% Notes due August 1, 2007           New York Stock Exchange, Inc.
---------------------------------     ----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:



________________________________________________________________________________
                                (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          A description of the 7 3/8% Notes due August 1, 2007 of Weeks Realty, L.P., a Georgia limited partnership (the "Registrant"), set forth under "Description of Notes," appearing on pages S-26 through S-31 of the Prospectus Supplement, dated July 30, 1998, to the Registrant's and Weeks Corporation's Registration Statement on Form S-3 (File No. 333-50871), and under "Description of Debt Securities," appearing on pages 17 through 30 of the accompanying Prospectus, which, together with the Prospectus Supplement, will be filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's Note, Indenture, dated as of March 20, 1998 between the Registrant and State Street Bank and Trust Company, and Form of First Supplemental Indenture, dated as of July 30, 1998, between the Registrant and State Street Bank and Trust Company, each of which is attached as an exhibit hereto.

Item 2.   Exhibits.
          --------

          As required by the Instruction to Item 2, the following exhibits will be, or have been, supplied to the New York Stock Exchange, Inc. and are filed herewith or incorporated by reference hereby:

          1. Specimen 7 3/8% Note due August 1, 2007.

          2. Indenture, dated as of March 20, 1998, between the Registrant and State Street Bank and Trust Company (incorporated by reference to Exhibit 2 of the Registrant's Registration Statement on Form 8-A dated March 17, 1998 and filed with the Commission on March 18, 1998).

          3. Form of First Supplemental Indenture, dated as of July 30, 1998, between the Registrant and State Street Bank and Trust Company.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        WEEKS REALTY, L.P.


                                        By: WEEKS GP HOLDINGS, INC.,
                                            its sole General Partner


                                        By: /s/ David P. Stockert
                                        -------------------------------------
                                           David P. Stockert
                                           Senior Vice President and
                                           Chief Financial Officer

Dated: July 30, 1998

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                                   Exhibits
                                   --------

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Exhibit                                                                                    Page
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     1.   Specimen 7 3/8% Note due August 1, 2007.

     2. Indenture, dated as of March 20, 1998, between the Registrant and State Street Bank and Trust Company (incorporated by reference to
          Exhibit 2 of the Registrant's Registration Statement on Form 8-A dated March 17, 1998 and filed with the Commission on March 18, 1998).

     3. Form of First Supplemental Indenture, dated as of July 30, 1998, between the Registrant and State Street Bank and Trust Company.

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